UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: November 20, 2013
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Agilysys, Inc. was held on November 20, 2013. The following matters were voted on.

1.	Four Directors were elected to serve two-year terms expiring at the 2015 Annual Meeting of Shareholders. The vote results for Proposal 1 were as follows:

	For	Withheld	Broker Non-Votes
Max Carnecchia	18,402,181	234,961	1,666,367
R. Andrew Cueva	18,035,002	602,140	1,666,367
Keith Kolerus	18,300,912	336,230	1,666,367
Pete Sinisgalli	18,402,172	234,970	1,666,367

2.	The Company’s executive compensation for its named executive officers was approved. The vote results for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
16,588,677	2,030,453	18,012	1,666,367

3.
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014, was ratified. The vote results for Proposal 3 were as follows:

For	Against	Abstain
20,227,312	32,944	43,253

No proposal to adjourn or postpone the Annual Meeting was brought to vote, and no other business was brought before the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description
99.1            Agilysys, Inc. Press Release dated November 20, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013	AGILYSYS, INC.
	By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number        Description

99.1            Agilysys, Inc. Press Release dated November 20, 2013.